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                                                                   EXHIBIT 10.20

                             SETTLEMENT AGREEMENT

This Settlement Agreement is executed among the undersigned parties this 12/th/ day of August, 1997, effective at 12:01 a.m. the 17/th/ day of July, 1997.

1.   Prior Agreements.  American Pacific Corporation, a Delaware Corporation,
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     Pacific Engineering & Production Co. of Nevada, a Nevada Corporation, and
     AMPAC Development Company, a Nevada Corporation, as the Employer (collectively, the "Company") and C. Keith Rooker of Henderson, Nevada (the "Executive"), entered into an Employment Agreement and a Retainer Agreement dated May 31, 1986, (collectively, the "Prior Agreements").

2.   The Executive's Prior Employment With the Company.  The Executive was
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     continuously employed by the Company from June 1, 1985 through July 16,
     1997, during which period the Executive served at various times as Vice President, Executive Vice President, General Counsel, and Secretary, and as a director of American Pacific Corporation, as a director of the direct and indirect subsidiaries of American Pacific Corporation, and as an officer of certain of such direct and indirect subsidiaries.

3.   Change in Identity of Chief Executive Officer of American Pacific
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     Corporation.  On July 8, 1997 the Board of Directors of American Pacific
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     Corporation (the Executive abstaining) elected John R. Gibson as President and Chief Executive Officer of American Pacific Corporation effective July 16, 1997. On and as of July 16, 1997 the Executive gave written notice to the Company that, within the meaning of the Prior Agreements, the Executive did not accept such change.

4.   Termination of Prior Agreements Without Cause.  By reason of the factual
     ---------------------------------------------
     occurrences set forth in paragraph 4 above, the Prior Agreements were terminated without cause in accordance with their terms at the end of the business day on July 16, 1997.

5.   Existing Disagreements and Resolution.  There are disagreements between the
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     Company and the Executive concerning certain aspects of the Prior
     Agreements. This Settlement Agreement resolves those disagreements upon the terms and conditions set forth herein.

6.   Prior Agreements Replaced and Superseded by Settlement Agreement.  The
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     Company and the Executive having discussed, and by this Settlement
     Agreement having resolved, all matters relating to the respective rights and obligations of the Company and the Executive for the remaining term of the Prior Agreements, it is understood and agreed that the Prior Agreements have been and are hereby terminated and superseded in their entirety by this Settlement Agreement. Except as otherwise expressly set forth herein, all duties and obligations owing by the Company to the Executive from and after the effective date and time set forth above, and all duties and obligations owing by the Executive to the Company from and after the effective date and time set forth above, are and shall be governed expressly and without exception by this Settlement Agreement.

7.   The Executive's Note Payable to the Company.  The Company is the holder of
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     the Executive's Demand Note payable to the Company in the amount of
     $96,875.00 dated November 14, 1994 (the "Note"). The Executive agrees to pay the interest accrued on the Note through July 31, 1997 as follows:

           Upon execution of this Settlement Agreement:       $4,500.00
           On or before September 15, 1997:                    4,500.00

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           On or before October 15, 1997:                      4,500.00
           On or before November 15, 1997:                     4,500.00
           On or before December 15, 1997:                     The balance of
                                                               such accrued
                                                               interest in full

The Executive agrees to pay interest accruing on the Note after July 31, 1997 quarterly, with the first such quarterly payment to be made on September 30, 1997.

The Executive agrees to pay principal on the Note as follows:
           On or before September 30, 1998:                  $10,000.00
           On or before September 30, 1999:                   20,000.00
           On or before September 30, 2000:                   30,000.00
           On or before May 31, 2001:                         The balance of
                                                              such principal,
                                                              together with
                                                              accrued and unpaid
                                                              interest

8.   Term.  It is agreed that the term of the rights and obligations of the
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     parties under this Settlement Agreement shall be from the effective date stated above through and including May 31, 2001. This term is referred to hereinafter as the "Settlement Agreement Term."

9.   Basic Salary.  It is agreed that the Company shall pay to the Executive
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     Basic Salary through the Settlement Agreement Term as if the Executive remained a full-time employee of the Company throughout the Settlement Agreement Term, and that the Executive shall not be required or expected to provide any services for the Company during the Settlement Agreement Term in consideration of such Basic Salary, or in consideration of the Benefits provided for in paragraph 10 of this Settlement Agreement. It is further agreed that the Executive's Basic Salary of $339,100, which was applicable May 31, 1997 shall be adjusted on and as of May 31 of each year beginning May 31, 1997 based on the DRI Executive Compensation Index applicable in government contracting or, if such index ceases to be published, the nearest equivalent available index. It is further agreed that such index requires an increase in the Executive's Basic Salary as of May 31, 1997 or 2.7% to $348,256.

10.  Benefits.  The Company will provide to the Executive throughout the
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     Settlement Agreement Term (including any extension, if applicable, the following Benefits in addition to the payment of Basic Salary):

     10.1.  Defined Benefit Pension Plan. The Company maintains a qualified
            ----------------------------
            Defined Benefit Pension Plan, and makes periodic contributions to it, for the benefit of its employees. The Company and the Executive agree that the Company will make the maximum contribution to such Plan for the benefit of the Executive through the remaining Settlement Agreement Term as if the Executive remained a full-time employee of the Company through such date, and that the Executive will receive full credit for service through the remaining Settlement Agreement Term as a full-time employee of the Company in determining the pension benefit to which the Executive is entitled under the Plan; provided, however, that the Company may terminate the Plan so long as any termination conforms to applicable law and to the Plan so long as the Executive is treated the same as all other Plan participants in consequence of such termination.

     10.2. Hospital/Medical/Dental/Optical Reimbursement/Insurance. The Company provides a non-contributory hospital/medical/dental/optical reimbursement policy, with major medical


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            insurance, for the benefit of its employees. The Company and the
            Executive agree that the Company will maintain such coverage for the benefit of the Executive and any eligible dependents of the Executive through the remaining Settlement Agreement Term, as if the Executive remained a full-time employee of the Company through such date. In the sole discretion of the Company, such coverage shall be maintained either by providing COBRA coverage as permitted by the policy and applicable law, or by providing to the Executive a periodic cash payment in a sum equal to the premium for such COBRA coverage.

     10.3.  401-K Plan.  The Company maintains a qualified 401-K Plan to which
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            employees of the Company are eligible to contribute without matching or other contribution by the Company. Subject to the Company's right to terminate the Plan in accordance with applicable law, the Company and the Employee agree that the Company will permit the Executive to continue to contribute to such plan through the remaining Settlement Agreement Term as if the Executive remained a full-time employee of the Company through such date.

     10.4.  Stock Options. Stock options previously granted to the Executive
            -------------
            shall continue in effect as if the Executive remained a full-time employee of the Company throughout the Settlement Agreement Term, shall vest on schedule (to the extent not already vested), and may be exercised at such times as assume such employment continued.

     10.5.  Automobile Allowance. The Company provides an automobile allowance
            --------------------
            to designated executives of the Company, including the Executive. The Executive's allowance is currently $700.00 per month. The Company and the Executive agree that so long as the Company continues this or a similar arrangement, the Company will continue the payment of such allowance through the remaining Settlement Agreement Term as if the Executive remained a full-time employee of the Company through such date.

     10.6.  Life/Accidental Death and Dismemberment Insurance. The Company
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            maintains at its expense a policy of life and accidental death and dismemberment insurance for the benefit of designated executives of the Company, including the Executive. The Company and the Executive agree that the Company so long as the Company continues this or a similar arrangement, the Company will maintain such coverage in effect through the remaining Settlement Agreement Term as if the Executive remained a full-time employee of the Company through such date.

     10.7.  Disability Income Insurance. The Company sponsors a group disability
            ---------------------------
            income insurance program that is available to designated executives of the Company, without Company contribution, upon payment by the participating executives of the applicable premiums through payroll deduction. The Company and the Executive agree that if the Executive's post-July 31, 1997 status allows the Executive to be eligible to participate in this program, and so long as the Company continues to sponsor this program, the Executive will be permitted to continue as a participant, at the Executive's expense, through the remaining Settlement Agreement Term as if the Executive remained a full-time employee of the Company through such date.


11.  Material Breach, Consequences, Notice of Claim of Breach, and Opportunity
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     to Cure.  In the event the Executive shall commit a material breach of any
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     of his duties and obligations to the Company under this Settlement
     Agreement during the Settlement Agreement Term, the Executive's note payable to the Company, described in paragraph 7 above, shall thereupon become due and payable


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     in full. In the event the Company shall commit a material breach of any of its duties and obligations to the Executive under this Settlement Agreement during the Settlement Agreement Term with respect to the payment of Basic Salary as provided in paragraph 9 above, or to the provision of benefits as provided in paragraph 10 above, the term of the Company's obligation to pay Basic Salary and to provide benefits to the Executive shall be extended to and including May 31, 2002, and cost of living adjustments not previously made on May 31, 1995 (2.5 %) and May 31 1996 (3.7 %) shall be applied retroactively, in consequence of which the Company shall be immediately obligated to pay a one-time "catch-up" payment to the Executive, and the Executive's Basic Salary shall thereupon and thereafter be increased accordingly for the entire Settlement Agreement Term plus the added one year.

     To be a material breach within the meaning of this paragraph 11, the following conditions must have been satisfied:

     11.1. The breach must in good faith entail at least the sum of $5,000.00 or circumstances of equivalent value.

     11.2. The party claiming material breach must have given the party claimed to be in breach written notice of the claimed breach, and at least fifteen (15) days following the effective date of such notice must have elapsed without the claimed breach having been cured.

     11.3. Any notice given under this paragraph 14, or any other provision of this Settlement Agreement, must be in writing, and must be delivered by hand, by telefax, or by overnight delivery service, and shall be effective on the date received if such date is a normal business day, or, if the date of delivery is a holiday or weekend day, the notice shall be effective on the next normal business day following delivery. Any such notice shall be delivered, telefaxed, or over-nighted to the parties at the following respective addresses, or to such other address as a parry may designate by notice given in accordance herewith:

            If to the Company:
            John R. Gibson, President
            American Pacific Corporation
            Suite 300
            3770 Howard Hughes Parkway
            Las Vegas, Nevada 89109
            Telephone:   (702) 735-2200
            Telefax:     (702) 735-4876

            If to the Executive:
            C. Keith Rooker
            2336 Caserta Court
            Henderson, Nevada 89014-5337
            Telephone:   (702) 454-6858
            Telefax:     (702) 436-2272

12.  Basic Salary and Benefits in the Event of Death of the Executive.  The
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     Company's obligation to pay the Basic Salary to the Executive, and to provide Benefits to the Executive shall be unaffected by the Executive's death prior to the end of the Settlement Agreement Term (including an extension, if applicable.) Such compensation and benefits, following the Executive's death, shall be paid as scheduled to the Executive's estate, or as the Executive may direct by notice delivered to the Company, excepting those benefits necessarily terminated by the Executive's death.


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13.  Resignation of the Executive as an Officer and Director.  The Executive
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     resigns all positions as an officer of the Company and all positions as an officer and director of all direct and indirect subsidiaries of the Company, and the Company, for itself and for its direct and indirect subsidiaries, accepts such resignation, at the date of execution of this Settlement Agreement.

14.  Non-Competition and Confidentiality.  The Company and the Executive agree
     -----------------------------------
     that through and including the remaining Settlement Agreement Term, and for two years thereafter, the Executive shall not be employed by, or serve as a director of or consultant or legal counsel to, any person, firm, or corporation engaged in business activities that are competitive with the business activities of the Company at the date of this Settlement Agreement. In addition, the Executive agrees to maintain the confidentiality of non-public information concerning the Company or its business activities of which the Executive has learned through his past employment by the Company, through his past or future service as a director of the Company, or through his future provision of services to the Company as a consultant or an attorney.

15.  Continuing Relationship.  The Company and the Executive wish to maintain an
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     amicable and cooperative relationship.  Among other things, so long as qualified and subject to his right to resign, the Executive will continue to serve as a director of American Pacific Corporation for at least the term to which he has been elected, which term expires at the Annual Meeting in 1999, or upon the election and qualification of the Executive's successor, whichever shall occur later, and the Company and the Executive contemplate that the Executive will provide consultation and legal services to the Company from time to time hereafter as determined by the management of the Company. With respect to services as a director, the American Pacific Corporation will compensate the Executive on the same basis as other independent directors. With respect to the provision of consultation and legal services, the Executive will be paid at the hourly rate agreed to between the Executive and the Company from time to time. For the period July 1997 through October 31, 1997, the agreed-upon hourly rate shall be $276.25, based on a commitment by Executive to provide and the Company to require 80 hours of such services each month. Thereafter, the parties shall agree on the time commitment of Executive and the hourly rate to be charged by Executive for consultation and legal services performed for the Company. The parties agree that Executive shall provide such services to the Company which will be discounted by 20% so long as the Executive is permitted to make use of, and does use, office space and related facilities, equipment, and personnel of the Company pending the Executive's relocation.

16.  Mutual Release of Claims.  Except as expressly set forth in this paragraph
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     16, each of the Executive and the Company releases the other from any and all claims, demands, and causes of action, whether known or unknown, accrued or unaccrued, existing or future, that either may have against the other. The following claims, demands, causes of action, and obligations are expressly excluded from this release and its legal effect:

     16.1. Obligations under this Settlement Agreement, including any and all related claims, demands, and causes of action.

     16.2. Indemnity obligations owed by the Company to the Executive under or by reason of applicable corporation law, or by reason of provisions of the corporate charter or articles of incorporation, or the bylaws, of the Company or of any direct or indirect subsidiary of the Company.

17.  Governing Law.  The interpretation, enforceability, and interpretation of
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     this Settlement Agreement shall be governed by the laws of the State of
     Nevada.

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18.  Severability.  In the event any provision of this Settlement Agreement
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     shall be determined to be unenforceable for any reason, such determination shall not affect the enforceability of the remaining provisions of this Settlement Agreement, and the provision or provisions determined to be unenforceable shall be severed from the remaining provisions and all remaining provisions shall be fully enforceable in accordance with their terms.

19.  Enforcement: Attorneys Fees and Costs.  In the event either party is
     -------------------------------------
     required to resort to legal action to enforce any right or remedy provided for in this Settlement Agreement, the prevailing party shall be entitled to recover all costs incurred in such enforcement action, without limitation to costs taxable under the rules and practices of the forum court, including a reasonable attorneys fee as and for the services of counsel representing the prevailing party, whether incurred before or after initiation of the enforcement action, or before or after judgment is entered in the enforcement action.

IN WITNESS WHERE, the Company and the Executive have executed and delivered this Settlement Agreement the day and year set forth above, effective upon the date and at the time set forth above.

"The Company"                                   "The Executive"
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AMERICAN PACIFIC CORPORATION
PACIFIC ENGINEERING & PRODUCTION
CO. OF NEVADA                                    /s/ C. Keith Rooker
AMPAC DEVELOPMENT COMPANY                       -----------------------
                                                C. Keith Rooker



By  /s/ John R. Gibson
   -----------------------------------------
Title:  President & Chief Executive Officer
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